PROXY                                             PROXY


                      DYNAMICS CORPORATION OF AMERICA

                 475 Steamboat Road, Greenwich, CT.  06830

        This Proxy is Solicited on behalf of the Board of Directors


     The undersigned, revoking all previous proxies, hereby appoints A. LOZYNIAK and H. V. KENSING, or either of them, attorneys and proxies with power of substitution and with all the powers the undersigned would possess if present, to vote all shares of the common stock of DYNAMICS CORPORATION OF AMERICA (the "Company") registered in the name of the undersigned, at the Annual Meeting of Shareholders to be held on May 6, 1994 at 10:30 A.M. in the Cole Auditorium of the Greenwich Library, West Putnam Avenue at Dearfield Drive, Greenwich, Connecticut, and any adjournments thereof, as more fully described in the accompanying Proxy Statement of the Company dated March 31, 1994.

1.  ELECTION OF DIRECTORS
  Nominees:  Patrick J. Dorme, Russell H. Knisel, Saul Sperber
     FOR all nominees                 WITHHELD from all nominees
     /     /                           /      /


For, except vote withheld from the following nominee(s):

_________________________________________________________________


2.  Proposal to Ratify and Approve the Selection of Ernst &
    Young as independent auditors of the Company for the year
    1994.

         /   / FOR           /   / AGAINST          /    / ABSTAIN

3. In their discretion upon such other matters as may lawfully come before the meeting and all adjournments thereof.


The shares represented hereby will be voted as directed by this proxy, but if no determination is made they will be voted FOR the election of all nominees and FOR the selection of Ernst & Young as independent auditors of the Company for the year 1994.


Signature_____________________ Date___________________________

Signature_____________________ Date___________________________

          NOTE: Please date and sign exactly as your name(s) appear(s). If acting as attorney, executor, trustee, or in any other representative capacity, sign name and title.